                                                                   EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 7, 1998 on the consolidated financial statements of Park Place Entertainment Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and to all references to our Firm included in this Form S-4 Registration Statement.



                                       /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
January 15, 1999